UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 5, 2003

SOLIGEN TECHNOLOGIES, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER: 1–12694

WYOMING (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	95–4440838 (I.R.S. EMPLOYER IDENTIFICATION NO.)

19408 Londelius Street Northridge, California (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES	91324 (ZIP CODE)

(818) 718–1221
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST REPORT)

Item 5.    Other Events and Required FD Disclosure.

On August 5, 2003 the Company filed a Form 15 seeking to terminate the Company’s status as a reporting public company. As provided in Rule 12g-4, the termination will take effect 90 days after the filing, or on such earlier date as the SEC may determine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2003

Soligen Technologies, Inc.

/s/ YEHORAM UZIEL Yehoram Uziel Chief Executive Officer